As filed with the Securities and Exchange Commission on August 3, 2021

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Harsco Corporation
___________________________________________________
(Exact name of Registrant as specified in its charter)

Delaware	23-1483991
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
350 Poplar Church Road
Camp Hill, Pennsylvania	17011
(Address of Principal Executive Offices)	(Zip Code)
2016 NON-EMPLOYEE DIRECTORS’ LONG-TERM EQUITY COMPENSATION PLAN
(Full title of the Plan)

Russell C. Hochman, Esq.
Senior Vice President and General Counsel,
Chief Compliance Officer & Corporate Secretary
Harsco Corporation
350 Poplar Church Road
Camp Hill, Pennsylvania 17011
(717) 763-7064
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
Steven R. Barrett, Esq.
Husch Blackwell LLP
736 Georgia Ave., Suite 300
Chattanooga, TN 37402
(423) 266-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock par value $1.25 per share	400,000	$19.565	$7,826,000	$853.82
(1) Represents additional shares of the common stock, par value $1.25 per share (the “Common Stock”), of Harsco Corporation (the “Registrant”) authorized for issuance under the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan, as amended (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statements”) shall also cover any additional shares of Common Stock that may be offered or issued under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on July 28, 2021, which was $19.565.

REGISTRATION OF ADDITIONAL SECURITIES
This Registration Statement registers an additional 400,000 shares of the Registrant’s Common Stock that may be offered and sold under the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan, as amended (the “Plan”). This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on this form relating to the same employee benefit plan are effective. Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s previously filed registration statement on Form S-8 relating to the Plan (File No. 333-211203, filed with the Securities and Exchange Commission on May 6, 2016), including any amendments thereto or filings incorporated therein, is hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated into this Registration Statement by reference:
1.the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 (Commission File No. 001-03970), filed with the Commission on February 25, 2021, under the Exchange Act;

2.the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (Commission File No. 001-03970), filed with the Commission on May 4, 2021;

3.the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 (Commission File No. 001-03970), filed with the Commission on August 3, 2021;

4.the Registrant’s Current Reports on Form 8-K (Commission File No. 001-03970) filed with the Commission on March 10, 2021, April 23, 2021, May 4, 2021 (the second report filed on such date) and May 21, 2021 (other than information in such Current Reports deemed to have been furnished and not filed in accordance with the rules of the Commission); and

5.the description of the Registrant’s Common Stock contained in the Exhibit 4A to the Registrant’s Annual Report on Form 10-K (Commission File No. 001-03970) filed with the Commission on February 21, 2020, and all amendments and reports filed with the Commission for the purpose of updating such description.
All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.

Exhibit Number	Description
5.1*	Opinion of Husch Blackwell LLP
10.1
Harsco Corporation 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan (incorporated herein by reference to the Registrant’s Form S-8 (Commission File No. 333-211203) filed with the Commission on May 6, 2016)

10.2
First Amendment to the Harsco Corporation 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report for the quarter ended June 30, 2016 on Form 10-Q (Commission File No. 001-03970) filed with the Commission on August 4, 2016)

10.3*	Amendment No. 2 to the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan*
23.1*	Consent of Husch Blackwell LLP (Contained in opinion filed as Exhibit 5.1 to this Registration Statement)
23.2*	Consent of PricewaterhouseCoopers LLP, independent accountants
24.1*	Power of Attorney (Included on the signature page to this Registration Statement)
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, Commonwealth of Pennsylvania, on the 3rd day of August, 2021.

HARSCO CORPORATION

By:	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel,
Chief Compliance Officer & Corporate Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints F. Nicholas Grasberger III and Russell C. Hochman and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ F. Nicholas Grasberger III	Chairman, President, Chief Executive Officer and Director	August 3, 2021
F. Nicholas Grasberger III	(Principal Executive Officer)

/s/ Peter F. Minan	Senior Vice President and Chief	August 3, 2021
Peter F. Minan	Financial Officer
(Principal Financial Officer)

/s/ Samuel C. Fenice	Vice President and Corporate Controller	August 3, 2021
Samuel C. Fenice	(Principal Accounting Officer)

/s/ David C. Everitt	Lead Director	August 3, 2021
David C. Everitt

/s/ James F. Earl	Director	August 3, 2021
James F. Earl

/s/ Kathy G. Eddy	Director	August 3, 2021
Kathy G. Eddy

/s/ Carolann I. Haznedar	Director	August 3, 2021
Carolann I. Haznedar

/s/ Mario Longhi	Director	August 3, 2021
Mario Longhi

/s/ Edgar M. Purvis, Jr.	Director	August 3, 2021
Edgar M. Purvis, Jr.

/s/ John S. Quinn	Director	August 3, 2021
John S. Quinn

/s/ Phillip C. Widman	Director	August 3, 2021
Phillip C. Widman